As filed with the Securities and Exchange Commission on June 14, 2011
Registration No. 333-105662

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

Rite Aid Corporation

(Exact Name of Registrant as Specified in Its Charter)
_____________________________

Delaware	23-1614034
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

_____________________________

30 Hunter Lane
Camp Hill, Pennsylvania 17011
(717) 761-2633
(Address of Principal Executive Offices)
_____________________________

Rite Aid Services, L.L.C. 401(k) Plan
Rite Aid 401(k) Distribution Employees Savings Plan
The Rite Aid 401(k) Plan

(Full Titles of the Plans)
_____________________________

Copies to:
Marc A. Strassler, Esq.	Stacy J. Kanter, Esq.
Executive Vice President and General Counsel	Michael J. Zeidel, Esq.
Rite Aid Corporation	Skadden, Arps, Slate, Meagher & Flom LLP
30 Hunter Lane	Four Times Square
Camp Hill, Pennsylvania 17011	New York, NY 10036
(717) 761-2633	(212) 735-3000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

_____________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

Rite Aid Corporation, a Delaware corporation (“Rite Aid”), is filing this Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to deregister certain securities originally registered by Registration Statement on Form S-8 (File No. 333-105662) (the “Registration Statement”). The Registration Statement registered 8,060,000 shares of common stock, par value $1.00 per share (the “Common Stock”), that may be issued and sold under the Rite Aid Services, L.L.C. 401(k) Plan, the Rite Aid 401(k) Distribution Employees Savings Plan, and The Rite Aid 401(k) Plan (collectively, the “Plans”), and interests in the Plans to be offered or sold pursuant to the Plans.

In November 2010, all of the shares of Common Stock in the Plans were liquidated and no new shares of Common Stock have been issued under the Plans. This Post-Effective Amendment terminates the offering of all securities pursuant to the Registration Statement.

Concurrently with the filing of this Post-Effective Amendment, Rite Aid has filed a Certification and Notice of Termination of Registration under Section 12(h) of the Securities Exchange Act, as amended (the “Exchange Act”), to terminate the reporting obligations of the Plans under the Exchange Act.

The offering contemplated by this Registration Statement has been terminated. Pursuant to the undertakings contained in Part II of the Registration Statement, Rite Aid is removing from registration, by means of this Post-Effective Amendment, all securities registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on June 14, 2011.

RITE AID CORPORATION

By:	/s/ MARC. A. STRASSLER
Marc A. Strassler Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on June14, 2011

Signature	Title

/s/ JOHN T. STANDLEY	President, Chief Executive Officer and Director (principal executive officer)
John T. Standley

/s/ MARY F. SAMMONS	Chairman of the Board
Mary F. Sammons

/s/ FRANK G. VITRANO	Chief Financial Officer, Chief Administrative Officer and Senior Executive Vice President (principal financial officer)
Frank G. Vitrano

/s/ DOUGLAS E. DONLEY	Chief Accounting Officer and Senior Vice President (principal accounting officer)
Douglas E. Donley

/s/ JOSEPH B. ANDERSON, JR.	Director
Joseph B. Anderson, Jr.

/s/ JOHN M. BAUMER	Director
John M. Baumer

/s/ ANDRE BELZILE	Director
Andre Belzile

/s/ FRANCOIS J. COUTU	Director
Francois J. Coutu

/s/ MICHEL COUTU	Director
Michel Coutu

/s/ JAMES L. DONALD	Director
James L. Donald

/s/ DAVID R. JESSICK	Director
David R. Jessick

Signature	Title

/s/ ROBERT G. MILLER	Director
Robert G. Miller

/s/ MICHAEL N. REGAN	Director
Michael N. Regan

/s/ PHILIP G. SATRE	Director
Philip G. Satre

/s/ MARCY SYMS	Director
Marcy Syms

/s/ DENNIS WOOD	Director
Dennis Wood

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on June 14, 2011.

THE RITE AID 401(k) PLAN

By:	/s/ KENNETH BLACK
Kenneth Black, not in his individual capacity, but solely as an authorized signatory for the Employee Benefits Administration Committee

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on June 14, 2011.

RITE AID 401(k) DISTRIBUTION EMPLOYEES SAVINGS PLAN

By:	/s/ KENNETH BLACK
Kenneth Black, not in his individual capacity, but solely as an authorized signatory for the Employee Benefits Administration Committee

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on June 14, 2011.

RITE AID SERVICES, L.L.C. 401(k) PLAN

By:	/s/ KENNETH BLACK
Kenneth Black, not in his individual capacity, but solely as an authorized signatory for the Employee Benefits Administration Committee